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                                                                    EXHIBIT 6.24

                                QORUS.COM, INC.
                             SUBSCRIPTION AGREEMENT
                              FOR BRIDGE FINANCING

The undersigned, MARK VALENTINE, hereby agrees to enter into a bridge financing arrangement with QORUS.COM, INC. ("Qorus.com"), a Florida corporation, according to the following terms and conditions of this subscription agreement (the "Subscription Agreement").

I. FINANCING

The terms of the financing are as follows: (1) the undersigned shall make a loan to Qorus.com in the following principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), according to the terms and conditions shown on the form of Convertible Promissory Note ("the Note"), attached as Exhibit A hereto, which is hereby incorporated and made part of this Subscription Agreement; (2) in consideration of the payment of TWO HUNDRED DOLLARS AND NO CENTS ($200.00), the undersigned shall receive within reasonable time, upon making the loan and Qorus.com receiving the funds covered by the loan, TWENTY THOUSAND (20,000) shares of common stock in Qorus.com at a par value of $.001 per share (collectively "Shares") (the Note and the Shares collectively referred to as "the Securities").

II. REPRESENTATIONS AND WARRANTIES

The undersigned understands that the Securities have not been registered under the Securities Act of 1993, as amended (the "Securities Act"), or any applicable state securities laws; the undersigned understands that the Securities are being offered and sold in reliance upon exceptions from registration under such laws; and the undersigned makes the following agreements, representations, declarations, acknowledgements, and warranties, with the intent that the same may be relied upon by Qorus.com in determining the suitability of the undersigned as a purchaser of Securities.

A. The undersigned has read, understands, and is fully familiar with the Business Plan of Qorus.com, the term sheet, the Promissory Note attached as Exhibit A and this Subscription Agreement (collectively, "the Materials").

B. The undersigned understands that the Securities have not been registered under the Securities Act, or any applicable state securities laws. The undersigned understands that the Securities are being offered and sold in reliance upon exemptions from registration under such laws.

C. The undersigned agrees that he will not dispose of any Securities, in whole or part, unless and until Qorus.com shall consented thereto.

D. The undersigned represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Qorus.com without the assistance of an investment advisor, with respect to and concerning the advisability of the purchase of the Securities hereby subscribed for.

E. The undersigned acknowledges that he has such economic bargaining power that he has had access to all narrative and financial information about Qorus.com necessary to make an informed investment decision concerning a purchase of the Securities and has had the opportunity to negotiate actively the
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terms and conditions of his investment in the Securities Qorus.com has made all documents requested pertaining to the offering of Securities available to the undersigned; and Qorus.com has allowed the undersigned an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents described above and that the answers and other responses to such inquiries have been completely satisfactory to the undersigned.

F. The undersigned has relied solely upon this Subscription Agreement, the Materials and independent investigations made by the undersigned in making the decision to purchase the Securities subscribed for herein; and the undersigned acknowledges that no representations or agreements other than those set forth in this Subscription Agreement, the Materials and related ancillary documents have been made to the undersigned in respect thereto.

G. The undersigned understands and acknowledges that no federal or state agency has passed upon the adequacy or accuracy of the information set forth in this Subscription Agreement and related documents or made any finding or determination as to the fairness or appropriateness of the Securities for investment or any recommendations or endorsements of the Securities as an investment.

H.   The undersigned expressly represents warrants, and agrees that:

(1) He or she has knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in the Securities;

(2) Hie or her financial condition is such that he or she has no need for liquidity with respect to his or her investment in the Securities for an indefinite period of time and no need to dispose of any portion of his or her Securities to satisfy any existing or contemplated undertaking or indebtedness or for any other purpose;

(3) He or she is able to bear the economic risk of his/her investment in the Securities for an indefinite period of time, including the risk of losing all of his/her investment;

(4) He or she is an "accredited" investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

(5) He or she has received such information from Qorus.com as he or she deemed necessary and has made such investigation as he or she has deemed appropriate as a sophisticated and experienced investor. Qorus.com has made available to him/her any information or sources of information available that he or she has requested. In making a decision to purchase the Securities, he or she has not relied upon any oral representations of Qorus.com or its management or any of its shareholders nor upon any writings except as have been delivered to him/her by Qorus.com in connection herewith.

I.   The undersigned expressly acknowledges that:

(1) Qorus.com is recently organized, and has limited financial resources and, further, an investment in the Securities involves numerous risk factors:

(2) The undersigned has the economic bargaining power to obtain full access to all information and documents concerning Qorus.com and its proposed business required to make an informed investment decision;

(3) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in any of the documentation provided or made any finding or determination as to the fairness of





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appropriateness or endorsement of the Securities as an investment; and

(4) It may not be possible for the undersigned to liquidate his or her investment in Qorus.com.

J. If the undersigned is a partnership, trust, corporation, or other entity not a natural person (i.e., not an individual), it was not organized and has not been funded for the sole purpose of acquiring any Securities, and it has the power and authority to execute and comply with the terms of this Subscription Agreement.

K. The undersigned is a bona fide permanent resident of the state noted below in his address and the offering of Securities was made to him or her in such state.

III. INDEMNIFICATION

The undersigned agrees to indemnify and hold harmless Qorus.com and each of the officers and directors of Qorus.com and the affiliates and agents of each of them, and hold them harmless from and against any and all loss, damage, liability, or expense, including reasonable attorneys' fees, which they or any of them may sustain or incur by reason of, or in connection with, any material misrepresentation or breach of warrant or agreement by the undersigned under this Subscription Agreement or in connection with the sale of distribution by the undersigned of the Securities purchase by the undersigned pursuant hereto in violation of the Securities Act or of any applicable sate securities law.

IV. ACCEPTANCE AND REVOCATION

The undersigned understands and agrees that this Subscription Agreement may be accepted or rejected by Qorus.com, in whole but not in part, in its sole and absolute discretion and, if accepted, the Securities purchased pursuant hereto will be issued only in the name of the undersigned. The undersigned hereby acknowledges and agrees that this Subscription Agreement may not be canceled, revoked, or withdrawn (except as herein specifically provided) and that this Subscription Agreement and the documents submitted herewith shall survive (i) changes in the transactions, documents and instruments relevant to this transaction which are not material, and (ii) death or disability of the undersigned; provided, however, that if the Qorus.com shall not have accepted this Subscription Agreement on or before November 1, 1999, by depositing in the United States mail, postage prepaid, a written notice of acceptance addressed to the undersigned to the address set forth below, this Subscription Agreement and all documents submitted herewith shall automatically be canceled, terminated, and revoked.

V. MISCELLANEOUS

The Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties, and agreements of the undersigned are made jointly and severally. Upon receipt of the financing from the undersigned, Qorus.com shall pay all amounts due to the Thurston Group, Inc. and any other fees or commissions due pursuant to the transaction covered in this Agreement.



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                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE


IN WITNESS WHEREOF, I have executed the attached Subscription Agreement Signature Page on this ___ day of October, 1999 and declare that it is truthful and correct.

Dollar Amount Loaned: $100,000.00/Dollar Amount for Securities Purchased:
$200.00

Number of Securities Purchased (as of this date and excluding conversion feature): 20,000 shares
NAME (Please print):

THOMSON KERNAGHAN & CO. LTD.
--------------------------------------------------------------------------------
  First                            Middle                                 Last

ADDRESS: 365 BAY ST. 10th Floor          TORONTO, ONT.        MSH 2V2
         -----------------------------------------------------------------------
          Street or P.O. Box            City      State         Zip

Address for Notices (if different from above):

         SAME
--------------------------------------------------------------------------------
          Street or P.O. Box            City      State         Zip

If Subscriber is an entity, form of entity (Trust, etc.): CORPORATION
                                                          ----------------------

and laws under which such entity is formed: CANADA
                                            ------------------------------------

Principal jurisdiction in which business (if any) is conducted CANADA
                                                               -----------------

Social Security or Tax Identification Number: N/A
                                              ----------------------------------

After reviewing the definition of "Accredited Investor" contained on the next
page, is the undersigned an Accredited Investor?    Yes   X   No
                                                        -----    -----

If answer is "Yes," which subsection(s) of that definition are being relied
upon?      3
     ------------



Signature: /s/ [ILLEGIBLE]
           ------------------------
                           AS AGENT

ACCEPTED:

QORUS.COM, INC.

By:                                               Dated: [ILLEGIBLE]
   --------------------------------                      ----------------------

Title:
      -----------------------------


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DEFINITIONS AND TERMS USED IN REGULATION D:

ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act ; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Qorus.com, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.



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